Exhibit 99.1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (In thousands, except per-share data, unaudited)
	Three Months Ended		Twelve Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Net sales	$96,109	$97,367	$355,870	$310,393
Cost of goods sold	67,863	61,246	234,238	202,710
Gross profit	28,246	36,121	121,632	107,683

Marketing, engineering and
administrative expenses	19,339	22,497	73,091	72,967
Impairment charge	3,670	0	3,670	0
Earnings from operations	5,237	13,624	44,871	34,716
Interest expense	346	410	1,475	1,719
Other (income) expense, net	(887)	132	(1,360)	968
Earnings before income taxes and noncontrolling interest	5,778	13,082	44,756	32,029
Income taxes	4,407	5,416	18,446	13,064

Net earnings	1,371	7,666	26,310	18,965
Less: Net earnings attributable to
noncontrolling interest, net of tax	(90)	(74)	(198)	(135)
Net earnings attributable to Twin Disc	$1,281	$7,592	$26,112	$18,830

Earnings per share data:
Basic earnings per share attributable to Twin Disc common shareholders	$0.11	$0.67	$2.29	$1.66
Diluted earnings per share attributable to Twin Disc common shareholders	$0.11	$0.66	$2.26	$1.64

Weighted average shares outstanding data:
Basic shares outstanding	11,384	11,355	11,410	11,319
Diluted shares outstanding	11,534	11,510	11,556	11,463

Dividends per share	$0.09	$0.08	$0.34	$0.30

Comprehensive income (loss):
Net earnings	$1,371	$7,666	$26,310	$18,965
Foreign currency translation adjustment	(5,446)	4,496	(11,738)	19,272
Benefit plan adjustments, net	(12,993)	9,841	(11,690)	11,506
Comprehensive income (loss)	(17,068)	22,003	2,882	49,743
Comprehensive earnings attributable to noncontrolling interest	(90)	(74)	(198)	(135)
Comprehensive income (loss) attributable to Twin Disc	$(17,158)	$21,929	$2,684	$49,608

Exhibit 99.1

RECONCILIATION OF CONSOLIDATED NET EARNINGS TO EBITDA (In thousands, unaudited)
	Three Months Ended		Twelve Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net earnings attributable to Twin Disc	$1,281	$7,592	$26,112	$18,830
Interest expense	346	410	1,475	1,719
Income taxes	4,407	5,416	18,446	13,064
Depreciation and amortization	2,746	2,921	10,756	9,904
Earnings before interest, taxes, depreciation and amortization	$8,780	$16,339	$56,789	$43,517

Exhibit 99.1

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	June 30,
	2012	2011
ASSETS
Current assets:
Cash	$15,701	$20,167
Trade accounts receivable, net	63,438	61,007
Inventories, net	103,178	99,139
Deferred income taxes	3,745	3,346
Other	11,099	11,509

Total current assets	197,161	195,168

Property, plant and equipment, net	66,356	65,791
Goodwill, net	13,116	17,871
Deferred income taxes	14,335	16,480
Intangible assets, net	4,996	6,439
Other assets	7,868	7,371

TOTAL ASSETS	$303,832	$309,120

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$3,744	$3,915
Accounts payable	23,550	38,372
Accrued liabilities	39,331	41,673

Total current liabilities	66,625	83,960

Long-term debt	28,401	25,784
Accrued retirement benefits	64,009	50,063
Deferred income taxes	3,340	4,170
Other long-term liabilities	4,171	7,089

Total liabilities	166,546	171,066

Twin Disc shareholders’ equity: Common shares authorized: 30,000,000; Issued: 13,099,468; no par value	12,759	10,863
Retained earnings	185,083	162,857
Accumulated other comprehensive loss	(34,797)	(11,383)

	163,045	162,337
Less treasury stock, at cost (1,794,981 and 1,739,574 shares, respectively)	26,781	25,252

Total Twin Disc shareholders' equity	136,264	137,085

Noncontrolling interest	1,022	969
Total equity	137,286	138,054

TOTAL LIABILITIES AND EQUITY	$303,832	$309,120

Exhibit 99.1

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)
	Twelve Months Ended
	June 30, 2012	June 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$26,310	$18,965
Adjustments to reconcile net earnings to net cash provided
by operating activities:
Depreciation and amortization	10,756	9,904
Loss on sale of plant assets	315	120
Impairment charge	3,670	-
Stock compensation expense	1,642	6,148
Provision for deferred income taxes	7,486	1,354
Changes in operating assets and liabilities:
Trade accounts receivable, net	(5,982)	(13,605)
Inventories, net	(9,563)	(17,258)
Other assets	(915)	(1,736)
Accounts payable	(13,279)	11,839
Accrued liabilities	(2,273)	6,713
Accrued/prepaid retirement benefits	(3,723)	(8,584)
Net cash provided by operating activities	14,444	13,860

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of plant assets	116	296
Acquisitions of plant assets	(13,733)	(12,028)
Other, net	(293)	(293)
Net cash used by investing activities	(13,910)	(12,025)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	3	84
Payments of notes payable	(145)	(83)
Proceeds from (payments of) long-term debt	2,590	(1,405)
Proceeds from exercise of stock options	169	322
Acquisition of treasury stock	(2,425)	-
Dividends paid to shareholders	(3,886)	(3,411)
Dividends paid to noncontrolling interest	(131)	(138)
Excess tax benefits from stock compensation	535	317
Other	(184)	136
Net cash used by financing activities	(3,474)	(4,178)

Effect of exchange rate changes on cash	(1,526)	3,488

Net change in cash	(4,466)	1,145

Cash:
Beginning of year	20,167	19,022
End of year	$15,701	$20,167

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